Exhibit 99.2

Apple Inc.

Q4 2008 Unaudited Summary Data

	Q3 2008		Q4 2007		Q4 2008		Sequential Change		Year/Year Change
	CPU Units K	Revenue $M	CPU Units K	Revenue $M	CPU Units K	Revenue $M	CPU Units	Revenue	CPU Units	Revenue
Operating Segments
Americas	1,134	$3,435	965	$2,928	1,121	$3,572	- 1%	4%	16%	22%
Europe	576	1,648	499	1,339	611	1,723	6%	5%	22%	29%
Japan	102	365	72	255	78	320	- 24%	- 12%	8%	25%
Retail	476	1,445	473	1,251	596	1,718	25%	19%	26%	37%
Other Segments (1)	208	571	155	444	205	562	- 1%	- 2%	32%	27%

Total Operating Segments	2,496	$7,464	2,164	$6,217	2,611	$7,895	5%	6%	21%	27%

	Units K	Revenue $M	Units K	Revenue $M	Units K	Revenue $M	Sequential Change		Year/Year Change
							Units	Revenue	Units	Revenue
Product Summary
Desktops (2)	943	$1,373	817	$1,195	936	$1,363	- 1%	- 1%	15%	14%
Portables (3)	1,553	2,237	1,347	1,908	1,675	2,257	8%	1%	24%	18%

Subtotal CPUs	2,496	3,610	2,164	3,103	2,611	3,620	5%	0%	21%	17%
iPod	11,011	1,678	10,200	1,619	11,052	1,660	0%	- 1%	8%	3%
Other Music Related Products and Services (4)		819		601		832		2%		38%
iPhone and Related Products & Services (5)	717	419	1,119	118	6,892	806	861%	92%	516%	583%
Peripherals and Other Hardware		437		346		428		- 2%		24%
Software, Service and Other Sales		501		430		549		10%		28%

Total Apple		$7,464		$6,217		$7,895		6%		27%

(1)	Other Segments include Asia Pacific and FileMaker.

(2)	Includes iMac, Mac mini, Mac Pro, PowerMac and Xserve product lines.

(3)	Includes MacBook, iBook, MacBook Air, MacBook Pro and PowerBook product lines.

(4)	Consists of iTunes Store sales, iPod services, and Apple-branded and third-party iPod accessories.

(5)	Units consist of iPhone handset sales; Revenue is derived from handset sales, carrier agreements, and Apple-branded and third-party iPhone accessories.

K: Units in thousands

$M: Amounts in millions